UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 30, 2009


                              CLENERGEN CORPORATION
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   333-130286
                            (Commission File Number)

                                   20-2781289
                        (IRS Employer Identification No.)

                6165 NW 123rd Lane, Coral Springs, Florida 33076
             (Address of principal executive offices and Zip Code)

                                 (866) 640-8818
              (Registrant's telephone number, including area code)

              94 Dowdeswell Street, P.O. Box N7521, Nassau, Bahamas (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As used in this current report, the terms "we", "us" and "our" refer to Clenergen Corporation, a Nevada corporation.

On August 30, 2009, we entered into a share exchange agreement with Clenergen Corporation Limited, a United Kingdom corporation ("Clenergen UK"). Pursuant to the terms of the share exchange agreement, we have agreed to acquire all of the issued and outstanding shares of Clenergen UK's common stock in exchange for the issuance by our company of 70,278,529 shares of our common stock to the shareholders of Clenergen UK. A copy of the share exchange agreement is attached hereto as Exhibit 2.1.

TERMS AND CONDITIONS OF THE SHARE EXCHANGE AGREEMENT

One of the terms and conditions of the share exchange agreement that is material to our company is that Clenergen UK will have delivered to our company audited financial statements prepared in accordance with United States GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States.

The foregoing description of the share exchange agreement is qualified in its entirety by the contents of the share exchange agreement attached as Exhibit 2.1 to this current report.

Due to conditions precedent to closing, including those set out above, and the risk that these conditions precedent will not be satisfied, there is no assurance that we will complete the share exchange.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

2.1 Share Exchange Agreement dated August 30, 2009, among our company, and Clenergen UK.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLENERGEN CORPORATION


/s/ Mark Quinn
-----------------------------
Mark Quinn
Director

Date: September 4, 2009

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